Exhibit 10.12

FARO Technologies, Inc. 2014 Incentive Plan

Nonqualified Stock Option Award Agreement

You have been selected to participate in the FARO Technologies, Inc. 2014 Incentive Plan (the “Plan”), as specified below:

Optionee:

Grant Date:

Date of Expiration:	[7 years after Grant Date]

Number of Shares Underlying Option Subject to Strategic Objectives Vesting (33.33% of Total):

Number of Shares Underlying Option Subject to TSR Performance Vesting (33.33% of Total):

Number of Shares Underlying Option Subject to Company Financial Performance Vesting (33.34% of Total):

Total Number of Shares Underlying Option:

Option Price:	$

THIS AGREEMENT evidences the grant of a nonqualified stock option (the “Option”) by FARO Technologies, Inc., a Florida corporation (the “Company”), to the Optionee named above, on the date indicated above, pursuant to the provisions of the Plan.

This Agreement and the Plan contain the terms and conditions governing the Option. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1. Grant of Stock Option. The Company hereby grants to the Optionee an Option to purchase the number of Shares set forth above, at the stated Option Price set forth above, which is one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, in the manner and subject to the terms and conditions of the Plan and this Agreement. The Option is intended to constitute a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

2. Exercise of Stock Option.

(a) The Option is a performance-based option that vests and becomes exercisable only upon attainment of certain performance targets. Except as otherwise provided herein and in the Plan, the Option shall vest upon, and to the extent of, the achievement of specific performance targets in three separate groupings, as described generally in Exhibit A attached hereto and specifically with respect to the Optionee in Exhibit B attached hereto; provided that the Optionee remains employed with the Company or any of its subsidiaries on each applicable vesting date. The extent of achievement of the specified performance targets and the satisfaction of the applicable vesting conditions shall be determined on an annual basis by the Committee, in its sole discretion, within 90 days following the Company’s most recently completed fiscal year. Exhibit B shall be updated by the Company accordingly to reflect such determinations and to reflect the Optionee’s “Strategic Objectives” for the next fiscal year of vesting, if applicable.

(b) In the event the Optionee dies while he or she is an employee of the Company or any Affiliate or if his or her employment is terminated by reason of his or her disability (as determined by the Committee), the Option, to the extent then vested and exercisable on the date of death or termination (as the case may be), may be exercised as follows: (i) by the legal representative of the Optionee or such persons that have acquired the Optionee’s rights under the Option by will or by the laws of descent and distribution, at any time within twelve (12) months after the date of the Optionee’s death while an employee of the Company or any Affiliate; or (ii) by the Optionee or his or her legal representative or guardian at any time within twelve (12) months after the termination of the Optionee’s employment by reason of disability, but in either case in no event later than the Date of Expiration. The Committee, in its sole discretion, shall have the right to permit exercise of all or any portion of the unvested Option, and/or to immediately vest all or any portion of such Option, subject to such terms as the Committee, in its sole discretion, deems appropriate.

(c) If the employment of the Optionee is terminated by the Company or any Affiliate for Cause, the Option shall terminate immediately and automatically upon such termination and shall not be exercisable following such termination of employment, regardless of the vested status of the Option.

(d) In the event that the Optionee’s employment with the Company or its Affiliates terminates for any reason other than as provided in Section 2(b) or Section 2(c) herein, the Option, to the extent then vested and exercisable on the date of termination, may be exercised by the Optionee at any time within three (3) months after the date of termination of employment, but in no event later than the Date of Expiration. The Committee, in its sole discretion, shall have the right to permit exercise of all or any portion of the unvested Option, and/or to immediately vest all or any portion of such Option, subject to such terms as the Committee, in its sole discretion, deems appropriate.

(e) This Option may be exercised during the life of the Optionee only by the Optionee (or the Optionee’s legal representative as provided in this Section 2).

3. Limitations on Exercise. The Optionee must exercise all rights under this Agreement prior to the seventh anniversary of the Grant Date (i.e., the Option will expire upon the seventh anniversary of the Grant Date).

4. Manner of Exercise and Payment. The Option may be exercised only by (a) written notice to the Company, addressed to the Corporate Secretary of the Company at its corporate headquarters at 250 Technology Park, Lake Mary, Florida 32746, specifying the number of shares in respect to which the Option is being exercised and (b) full payment of the Option Price of the Shares being purchased. Payment of the Option Price shall be (i) in cash or by certified check or bank draft; (ii) by delivery (actual or by attestation) of Shares previously acquired by the purchaser; (iii) at the election of the Company, by withholding of Shares from the Option; or (iv) by any combination thereof. Shares surrendered or withheld for this purpose shall be valued at the Fair Market Value on the date of exercise. No Shares shall be issued until full payment therefor has been made. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and any limitations as may be applied from time to time by the Committee (which need not be uniform), the Option may be exercised through a broker in a so-called “cashless exercise” whereby the broker sells, on behalf of the Optionee, Shares underlying the Option having a Fair Market Value at the date of exercise equal to the Option Price for such Shares and delivers cash sales proceeds to the Company in payment of the Option Price.

5. Nontransferability of the Option. This Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution or as otherwise expressly permitted pursuant to the Plan.

6. Tax Withholding. The Company may deduct and withhold from any cash otherwise payable to the Optionee (whether payable as salary, bonus or other compensation) such amount as may be required for the purpose of satisfying the Company’s obligation to withhold Federal, state or local taxes. Further, in the event the amount so withheld is insufficient for such purpose, the Company may require that the Optionee pay to the Company upon its demand or otherwise make arrangements satisfactory to the Company for payment of such amount as may be requested by the Company in order to satisfy its obligation to withhold any such taxes. The Optionee shall be permitted to satisfy the Company’s tax withholding requirements by making a written election (in accordance with such rules and regulations and in such form as the Committee may determine) to have the Company withhold Shares otherwise issuable to the Optionee pursuant to the exercise of the Option (the “Withholding Election”) having a Fair Market Value on the date income is recognized (the “Tax Date”) equal to the minimum amount required to be withheld. If the number of Shares withheld to satisfy withholding tax requirements shall include a fractional share, the number of shares withheld shall be reduced to the next lower whole number and the Optionee shall deliver cash in lieu of such fractional share, or otherwise make arrangements satisfactory to the Company for payment of such amount. A Withholding Election must be received by the Corporate Secretary of the Company on or prior to the Tax Date.

7. Status of Optionee. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Shares underlying the Option except to the extent that the Option shall have been exercised with respect thereto, the Shares shall have been fully paid, and either a stock certificate shall have been issued therefor or the Shares shall have been registered in the Optionee’s name on the books of the Company. Neither the Plan nor the Option shall confer upon the Optionee any right to continue in the employ of the Company or any of its Affiliates, nor to interfere in any way with the right of the Company to terminate the employment of the Optionee at any time. In no event shall the value, at any time, of this Option, the Shares underlying this Option or any other benefit provided under this Agreement be included as compensation or earnings for purposes of any other compensation, retirement or benefit plan offered to employees of the Company or its subsidiaries unless otherwise specifically provided for in such plan.

8. Powers of the Company Not Affected. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or prior preference stock senior to or affecting the Shares or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

9. Interpretation by Committee. As a condition of the granting of the Option, the Optionee agrees, for himself or herself and his or her legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

10. Miscellaneous.

(a) This Agreement and the rights of the Optionee hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any Shares acquired pursuant to the Option, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under applicable federal and state tax law, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

(b) It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Optionee.

(c) The Optionee agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Agreement.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement, with respect to the Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or the result of a merger, consolidation or otherwise.

(f) The Company may, in its sole discretion, decide to deliver any documents related to current or future participants in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(h) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

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IN WITNESS WHEREOF, FARO Technologies, Inc., acting by and through its duly authorized officers, has caused this Agreement to be duly executed.

FARO TECHNOLOGIES, INC.

By:	Grant Date:

EXHIBIT A

VESTING TERMS

EXHIBIT B

OPTIONEE PERFORMANCE METRICS